Investor Presentation Second Quarter 2022 August 16, 2022 Ronald J. Nicolas, Jr. Sr. EVP & Chief Financial Officer rnicolas@ppbi.com 949-864-8000 Steve Gardner Chairman, Chief Executive Officer, & President sgardner@ppbi.com 949-864-8000

2© 2022 Pacific Premier Bancorp, Inc. | All rights reserved FORWARD LOOKING STATEMENTS AND WHERE TO FIND MORE INFORMATION Forward Looking Statements This investor presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and the future performance of Pacific Premier Bancorp, Inc. (“PPBI” or the “Company”), including its wholly-owned subsidiary Pacific Premier Bank (“Pacific Premier” or the “Bank”). Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “could,” “may,” “should,” “will” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on PPBI’s current expectations and beliefs concerning future developments and their potential effects on the Company including, without limitation, plans, strategies and goals, and statements about the Company’s expectations regarding revenue and asset growth, financial performance and profitability, loan and deposit growth, yields and returns, loan diversification and credit management, stockholder value creation, capital management, tax rates and acquisitions we have made or may make. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Many possible events or factors could affect PPBI’s future financial results and performance and could cause actual results or performance to differ materially from anticipated results or performance. Given the ongoing and dynamic nature of the COVID-19 pandemic, the ultimate extent of the impacts on our business, financial position, results of operations, liquidity and prospects remain uncertain. Although general business and economic conditions have recovered considerably, the recovery could be slowed or reversed by a number of factors, including increases in COVID-19 infections, increases in unemployment rates or other labor market disruptions, or turbulence in domestic or global financial markets, which could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding, lead to a tightening of credit, and further increase stock price volatility. Increased volatility in our stock price could result in impairment to our goodwill in future periods. Other risks and uncertainties include, but are not limited to, the following: the strength of the United States economy in general and the strength of the local economies in which we conduct operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation/deflation, interest rate, market and monetary fluctuations; the effect of acquisitions we have made or may make, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions, and/or the failure to effectively integrate an acquisition target into our operations; the timely development of competitive new products and services and the acceptance of these products and services by new and existing customers; the impact of changes in financial services policies, laws and regulations, including those concerning taxes, banking, securities and insurance, and the application thereof by regulatory bodies; the effectiveness of our risk management framework and quantitative models; changes in the level of our nonperforming assets and charge-offs; risks and uncertainties related to our adoption of the SOFR family of interest rates to replace LIBOR; the effect of changes in accounting policies and practices or accounting standards, as may be adopted from time-to-time by bank regulatory agencies, the U.S. Securities and Exchange Commission (“SEC”), the Public Company Accounting Oversight Board, the Financial Accounting Standards Board or other accounting standards setters, including ASU 2016-13 (Topic 326), “Measurement of Credit Losses on Financial Instruments,” commonly referenced as the CECL model, which has changed how we estimate credit losses and may further increase the required level of our allowance for credit losses in future periods; possible credit related impairments of securities held by us; possible impairment charges to goodwill; the impact of current governmental efforts to restructure the U.S. financial regulatory system, including any amendments to the Dodd-Frank Wall Street Reform and Consumer Protection Act; changes in consumer spending, borrowing and savings habits; the effects of our lack of a diversified loan portfolio, including the risks of geographic and industry concentrations; our ability to attract deposits and other sources of liquidity; the possibility that we may reduce or discontinue the payments of dividends on our common stock; changes in the financial performance and/or condition of our borrowers; changes in the competitive environment among financial and bank holding companies and other financial service providers; geopolitical conditions, including acts or threats of terrorism, actions taken by the United States or other governments in response to acts or threats of terrorism and/or military conflicts, which could impact business and economic conditions in the United States and abroad; public health crises and pandemics, including the COVID-19 pandemic, and their effects on the economic and business environments in which we operate, including on our credit quality and business operations, as well as the impact on general economic and financial market conditions; cybersecurity threats and the cost of defending against them, including the costs of compliance with potential legislation to combat cybersecurity at a state, national or global level; unanticipated regulatory or legal proceedings; and our ability to manage the risks involved in the foregoing. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company's 2021 Annual Report on Form 10-K and other filings filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov). The Company undertakes no obligation to revise or publicly release any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made. Non-U.S. GAAP Financial Measures This presentation contains non-U.S. GAAP financial measures. For purposes of Regulation G promulgated by the SEC, a non-U.S. GAAP financial measure is a numerical measure of the registrant’s historical or future financial performance, financial position or cash flows that excludes amounts or is subject to adjustments that have the effect of excluding amounts that are included in the most directly comparable measure calculated and presented in accordance with U.S. GAAP in the statement of income, statement of financial condition or statement of cash flows (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented in this regard. U.S. GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, PPBI has provided reconciliations within this presentation, as necessary, of the non-U.S GAAP financial measures to the most directly comparable U.S. GAAP financial measures. For more details on PPBI’s non-U.S. GAAP measures, refer to the Appendix in this presentation.

3© 2022 Pacific Premier Bancorp, Inc. | All rights reserved PRESENTATION CONTENTS Corporate Overview 4 Second Quarter Performance Highlights 6 PPBI Strategy & Technology Overview 11 Balance Sheet Highlights 15 Asset Quality & Credit Risk Management 22 Culture and Governance 27 Appendix: Non-GAAP Reconciliation 33

PPBI Corporate Overview

PACIFIC PREMIER BANCORP, INC.

Premier commercial bank in key metropolitan areas throughout the Western U.S.

Corporate Overview

Headquarters	Irvine, CA
Exchange/Listing	Nasdaq: PPBI
Market Capitalization[1]	$3.3 Billion
Average Daily Volume[2]	365,802 Shares
Common Shares Outstanding[3]	94,976,605
Dividend Yield[1]	3.75%
# of Research Analysts	7 Analysts
Branch Network	59 Full Service Branch Locations

2Q22 Financial Highlights

Balance Sheet and Capital Ratios[3]		Profitability and Credit Quality[3]	
Assets	$22.0 billion	**ROAA**	1.29%
Loans HFI	$15.1 billion	**PPNR ROAA**[4][5]	1.77%
TCE / TA[5]	8.52%	**Efficiency Ratio**[5]	49.0%
Tier 1 Capital Ratio	11.91%	**NPA / Assets**	0.20%
Total Capital Ratio	14.41%	**ACL / Loans**	1.30%

BRANCH FOOTPRINT

Pacific Northwest

Seattle MSA (9)
Portland MSA (1)
Other Washington (1)

Nevada

Las Vegas (1)

Central Coast California

San Luis Obispo (7)
Santa Barbara (2)

Southern California

Los Angeles-Orange (21)
San Diego (5)
Riverside-San Bernardino (9)

Arizona

Phoenix (1)
Tucson (2)



10
1
1
9
35
3

1. Market data as of August 12, 2022
2. 3-month average as of August 12, 2022
3. As of June 30, 2022 or for the three months ended June 30, 2022
4. Pre-provision net revenue excludes merger-related expense
5. Please refer to non-U.S. GAAP reconciliation in the appendix

© 2022 Pacific Premier Bancorp, Inc. | All rights reserved

5

Second Quarter Performance Highlights

7© 2022 Pacific Premier Bancorp, Inc. | All rights reserved Q2 2022 RESULTS 1. Please refer to non-U.S. GAAP reconciliation in the appendix 2. Including fair value net discount on acquired loans Operating Results • Net income of $69.8 million, or $0.73 per diluted share • ROAA of 1.29% and ROATCE of 16.07%(1) • Pre-provision net revenue (“PPNR”) of $96.0 million and PPNR ROAA of 1.77%(1) • Net interest margin of 3.49%; core net interest margin of 3.33%(1) • Efficiency ratio of 49.0%(1) and noninterest expense of $99.0 million Loans • Loan portfolio of $15.1 billion, an increase of nearly 10% annualized compared to the prior quarter • Quarterly loan production of $1.5 billion, C&I LOC average utilization increased to 41.6% • 2Q 2022 weighted average interest rate on new loan commitments increased to 4.11% from 3.55% in 1Q 2022 • Loan / deposit ratio of 83.2%, compared to 83.4% in Q1 2022 Deposits • Core deposits relatively flat at $16.6 billion(1), core deposits equaled 92%(1) of total deposits • Non-interest bearing deposits represent 38% of total deposits • Average cost of core deposits increased 1 basis point to 0.04%(1) Capital • Declared quarterly dividend of $0.33 per share • Tangible common equity to tangible assets of 8.52%(1) and total capital ratio increased to 14.41% • Tangible book value per share of $18.86(1), the decrease primarily driven by accumulated other comprehensive loss Asset Quality • Delinquent loans were 0.24% of total loans held for investment • Nonperforming assets were 0.20% of total assets • Net charge-offs of $5.2 million compared to $0.4 million in 1Q 2022 • ACL for LHFI of $196.1 million, or 1.30% of loans; total loss absorption capacity equals 1.72% of loans(2)

8© 2022 Pacific Premier Bancorp, Inc. | All rights reserved Pre-Provision Net Revenue(1)Revenue and Efficiency Ratio(1) CORE EARNINGS AND EFFICIENCY Note: All dollars in millions 1. Excludes merger-related expenses. Please refer to non-U.S. GAAP reconciliation in the appendix 2. Assumes annualized total revenue and pre-provision net revenue Strong capital generation from pre-provision net revenue and operating efficiencies • Compound annual growth rate for total revenue of 31% and pre-provision net revenue of 36%(1)(2) • Efficiency ratio improved from 64.7% to 49.0%(1), highlighting the benefits of scale through acquisitions (2) (2) $67.3 $87.0 $120.7 $172.7 $278.6 $423.7 $482.5 $645.5 $770.2 $782.0 64.7% 61.3% 55.9% 53.6% 51.0% 51.6% 50.8% 49.8% 48.4% 49.0% 2013 2014 2015 2016 2017 2018 2019 2020 2021 2Q22 Total Revenue Efficiency Ratio $23.4 $33.6 $52.2 $79.0 $131.7 $192.3 $224.1 $313.5 $389.9 $383.9 1.62% 1.84% 1.99% 2.19% 2.16% 1.96% 1.94% 1.86% 1.90% 1.77% 2013 2014 2015 2016 2017 2018 2019 2020 2021 2Q22 Pre-Provision Net Revenue PPNR / Average Assets

9© 2022 Pacific Premier Bancorp, Inc. | All rights reserved PEER COMPARISON PPNR ROAA(2)(3) Pacific Premier has consistently outperformed regional bank peers(1) Net Interest Margin Efficiency Ratio(3) Nonperforming Assets to Total Assets 1. Peer group consists of KBW Regional Banking Index constituents (KRX) 2. Pre-provision net revenue exclusive of merger-related expenses 3. Please refer to the non-U.S. GAAP information in the appendix 4.25% 4.48% 4.43% 4.44% 4.33% 3.74% 3.51% 3.41% 3.49% 3.38% 3.35% 3.49% 3.64% 3.47% 3.03% 2.90% 2.87% 2015Y 2016Y 2017Y 2018Y 2019Y 2020Y 2021Y 2022Q1 2022Q2 PPBI KRX Median 1.99% 2.19% 2.16% 1.96% 1.94% 1.86% 1.90% 1.72% 1.77% 1.57% 1.47% 1.61% 1.78% 1.67% 1.43% 1.56% 1.55% 2015Y 2016Y 2017Y 2018Y 2019Y 2020Y 2021Y 2022Q1 2022Q2 PPBI KRX Median 55.9% 53.6% 51.0% 51.6% 50.8% 49.8% 48.4% 50.7% 49.0% 58.2% 59.2% 56.2% 56.2% 55.6% 56.5% 56.8% 57.4% 2015Y 2016Y 2017Y 2018Y 2019Y 2020Y 2021Y 2022Q1 2022Q2 PPBI KRX Median 0.18% 0.04% 0.04% 0.04% 0.08% 0.15% 0.15% 0.26% 0.20% 0.72% 0.72% 0.57% 0.44% 0.45% 0.47% 0.22% 0.27% 2015Y 2016Y 2017Y 2018Y 2019Y 2020Y 2021Y 2022Q1 2022Q2 PPBI KRX Median

10© 2022 Pacific Premier Bancorp, Inc. | All rights reserved CAPITAL RATIOS AND RELATIVE PERFORMANCE Strong Relative Performance vs. KBW Regional Banking Index(2)(3) • Strong internal capital generation, declared $0.33 per share dividend in 2Q22 • Capital levels fully support strategic and organic growth objectives 1. Please refer to non-U.S. GAAP reconciliation in the appendix 2. Market data as of July 20, 2022, total shareholder return defined as change in share price plus dividends paid over respective periods. 3. KBW Regional Banking Index (KRX) 10-Year Total Shareholder Return (TSR)Consolidated PPBI Pacific Premier Bank Leverage Ratio 9.90% 10.10% 9.83% Common Equity Tier 1 Ratio (CET1) 11.91% 11.80% 11.89% Tier 1 Ratio 11.91% 11.80% 11.89% Total Capital Ratio 14.41% 14.37% 15.61% Tangible Common Equity Ratio(1) 8.52% 8.79% 9.38% Leverage Ratio 11.41% 11.66% 11.31% Common Equity Tier 1 Ratio (CET1) 13.72% 13.61% 13.67% Tier 1 Ratio 13.72% 13.61% 13.67% Total Capital Ratio 14.54% 14.47% 15.44% Q2 2022 Q1 2022 Q2 2021 PPBI Total Return = 306.9% KRX Total Return = 152.7%

Strategy and Technology Overview

12© 2022 Pacific Premier Bancorp, Inc. | All rights reserved $1,714 $2,038 $2,790 $4,036 $8,025 $11,487 $11,776 $19,737 $21,094 $21,994 $- $5,000 $10,000 $15,000 $20,000 $25,000 2013 2014 2015 2016 2017 2018 2019 2020 2021 2Q22 Non-Acquired Assets Acquired Assets DISCIPLINED ACQUIRER Note: All dollars in millions Acquisition Timeline PPBI Total Shareholder Return of 293% significantly exceeds KRX Return of 176%(1) Since 2013 January 2015 Independence Bank ($422MM assets) January 2014 Infinity Franchise Holdings ($80MM assets), a specialty finance company January 2016 Security California Bancorp ($715MM assets) April 2017 and November 2017 Heritage Oaks Bancorp ($2.0B assets) and Plaza Bancorp ($1.3B assets) July 2018 Grandpoint Capital, Inc. ($3.2B assets) March 2013 and June 2013 First Associations Bank ($424MM assets) and San Diego Trust Bank ($211MM assets) April 2012 Palm Desert National Bank ($103MM assets) in FDIC-assisted deal February 2011 Canyon National Bank ($192MM assets) in FDIC- assisted deal PPBI acquisitions have strengthened and enhanced franchise and shareholder value • Acquisitions are fully integrated into Pacific Premier with a “one bank, one culture” approach • Total Assets have grown 35% compounded annually since 2013, as increasingly larger acquisitions have led to greater operating leverage June 2020 Opus Bank ($8.3B assets) 1. Market data for the period December 31, 2012 through August 12, 2022

13© 2022 Pacific Premier Bancorp, Inc. | All rights reserved PREMIER 360™ Total customer transparency throughout the organization using proprietary Salesforce™ enabled platform Call Center Management Workflow Management CRM Client and Data Management Highly customized solution designed to enhance the client experience, maximize banking relationships, optimize business development and accelerate new client acquisition Workflow Management Automated workflows centered around the customer allowing Pacific Premier to be highly efficient and maximize resource capacity Call Center Management Using the combination of top tier call center technology and Premier 360™, provides employees the right tools to deliver best-in-class service while providing enhanced security and risk management processes to protect clients ™ ™

INNOVATIVE TECHNOLOGY DRIVING GROWTH & PROFITABILITY

Premier API Banking – Modernize the client's access to secure funds movement & data analytics



In-house development of proprietary technologies improving the customer experience

Proactive Solutions for Clients
Access to real-time account information, secure funds movement, auto-upload of transaction records and data analytics

Driving Innovation
Manual, repetitive banking tasks are automated securely

Improved Customer Experience
Addresses traditional pain points associated with treasury management services

Digital adoption leading to greater scale and efficiency

Accelerating digital adoption

- **34%** CAGR in new loan commitments per banker from 2019
- **7%** increase in business online users[1]
- **15%** increase in originations[2], daily transaction volume of nearly **$800** million[2]
- **28%** increase in business mobile users[1]

1. 2Q22 compared to 2Q21.
2. Reflects ACH originations 2Q22 compared to 2Q21, daily average transaction volume total for 2Q22 across multiple bank channels (ACH, wire, check, Zelle, etc.)

© 2022 Pacific Premier Bancorp, Inc. | All rights reserved

14

PPBI Balance Sheet Highlights

TOTAL LOAN COMMITMENTS

Total Loan Commitments by Type[1]



Multifamily 35%
$18.0 Billion
Commercial Real Estate 21%
Commercial & Business 43%
Consumer 1%

Business centric loan portfolio

- Second quarter new loan commitments of $1.5 billion, as total commitments increased to $18.0 billion, as of June 30, 2022
- High quality loan portfolio reflects deep and long tenured client relationships
- Commercial loans with diverse set of industries across Western U.S.
- 2Q22 utilization rates continued to increase on C&I lines of credit with the average and spot utilization rates increasing to 41.6%, and 42.1%, respectively

Commercial & Business Loans by Industry[2]



All Other, 11%
Construction, 10%
Educational Services, 4%
Manufacturing, 11%
Public Administration, 4%
Other Services (except Public Administration), 8%
Wholesale Trade, 6%
Retail Trade, 5%
Accommodation and Food Services, 17%
Finance and Insurance, 9%
Real Estate and Rental Leasing, 6%
Health Care and Social Assistance, 7%
Professional, Scientific, and Technical Services, 4%

C&I Loan Utilization Rates and Commitments[3]



33.3%
35.8%
37.9%
40.9%
42.1%
$2,588
$2,752
$2,928
$3,027
$3,078
+19%YoY
2Q21
3Q21
4Q21
1Q22
2Q22
C&L LOC Commitments
LOC Utilization Rate

1. As of June 30, 2022 and includes unfunded loan commitments of $2.9 billion
2. Commercial and business loans, distribution by North American Industry Classification (NAICS)
3. Reflects spot utilization rate at June 30, 2022, March 31, 2022, December 31, 2021, September 30, 2021, and June 30, 2021

© 2022 Pacific Premier Bancorp, Inc. | All rights reserved

16

DIVERSIFIED PORTFOLIO

Loans Outstanding by Type and Weighted Average Rate[1]

As of June 30, 2022

	Balance	% of Total	Weighted Average Rate[1]
Investor real estate secured			
CRE non-owner occupied	$ 2,788,715	18.5 %	4.21%
Multifamily	6,188,086	41.0	3.70%
Construction and land	331,734	2.2	5.67%
SBA secured by real estate[2]	44,199	0.3	5.27%
Total investor real estate secured	9,352,734	61.9	3.93%
Business real estate secured			
CRE owner-occupied	2,486,747	16.5	4.06%
Franchise real estate secured	387,683	2.6	4.62%
SBA secured by real estate[3]	67,191	0.4	5.30%
Total business real estate secured	2,941,621	19.5	4.16%
Commercial loans			
Commercial and industrial	2,295,421	15.2	4.31%
Franchise non-real estate secured	415,830	2.8	4.79%
SBA non-real estate secured	11,008	0.1	5.66%
Total commercial	2,722,259	18.1	4.39%
Retail Loans			
Single family residential	77,951	0.5	4.40%
Consumer	4,130	0.0	5.79%
Total retail loans	82,081	0.5	4.45%
Total loans held for investment[4]	**$ 15,098,695**	**100.0 %**	**4.06%**

Loan Fundings and Prepay / Payoff Trends[5]



New Fundings
Payoff / Prepay
New Fundings Rate
$1,338
$907
3.52%
2Q21
$1,221
$779
3.56%
3Q21
$1,215
$920
3.63%
4Q21
$1,147
$771
3.58%
1Q22
$1,289
$967
4.01%
2Q22

June 30, 2022 Loan Repricing Structure[6]



Hybrid Adjustable 47%
Fixed 23%
Variable 22%
Fixed with Variable Swap 8%

- 77% of loans have variable repricing

Note: All dollars in thousands, unless noted otherwise
Note: SBA loans are unguaranteed portion and represent approximately 25% of principal balance for the respective borrower
1. As of June 30, 2022 and excludes the impact of fees, discounts and premiums
2. SBA loans that are collateralized by hotel real property
3. SBA loans that are collateralized by real property other than hotel real property
4. Reflects loans before basis adjustment associated with the application of hedge accounting on certain loans.
5. Dollars in millions, Payoff & Prepayment rate includes prepayments, maturities and normal amortization. New Fundings include changes in utilization from draws on lines of credit.
6. As of June 30, 2022, and includes $1.2 billion of variable swaps on fixed rate loans

© 2022 Pacific Premier Bancorp, Inc. | All rights reserved

17

18© 2022 Pacific Premier Bancorp, Inc. | All rights reserved LIQUID SECURITIES PORTFOLIO Investment Securities as of June 30, 2022 Historical Balances (in thousands) and Yields Highly-rated securities portfolio • Investment securities totaled $4.1 billion, or 18.5% of total assets as of June 30, 2022 • Transferred remaining municipal bonds portfolio, of which the Company intends and has the ability to hold to maturity, from AFS to HTM at fair value • Q2 2022 average yield of 1.65%, with spot yield of 1.74% • AFS portfolio effective duration of 3.4 years, total portfolio effective duration of 5.4 years $4.1 Billion 2Q22 Securities Mix 2Q22 AFS Duration $4,506 $4,880 $4,656 $4,218 $4,070 $4,244 $4,808 $4,833 $4,546 $4,255 1.70% 1.57% 1.62% 1.57% 1.65% 2Q21 3Q21 4Q21 1Q22 2Q22 Period-end Balance Average Balance Average Yield HTM 34% AFS 66% <1 Year 33% 1-3 Years 12% 3-5 Years 28% >5 Years 27% Muni Bonds 28% MBS 27% CMO 20% Treasurys 1%Agency 10%Corp & Bank Notes 14% Other 0%

HIGH QUALITY DEPOSIT FRANCHISE

Total Deposits of $18.1 billion as of June 30, 2022

(dollars in thousands)

		Q2 2022 Balance[1]	Q2 2022 % of Total	Cost of Deposits[2]
Noninterest-bearing demand	$	6,934,318	38%	0.00%
Interest-bearing demand		4,149,432	23%	0.07%
Money market and savings		5,542,230	31%	0.08%
Total core deposits[3]		16,625,980	92%	0.04%
Brokered money market deposits		3,000	0%	0.08%
Non-maturity deposits		16,628,980	92%	0.04%
Retail certificates of deposit		855,966	5%	0.26%
Wholesale/brokered certificates of deposit		599,667	3%	1.63%
Total certificates of deposit		1,455,633	8%	0.37%
Total deposits	**$**	**18,084,613**	**100%**	**0.06%**

Historical Cost of Total Deposits Relative to Target Fed Funds

- **No increase in cost of deposits for first 125 basis points of hikes in target fed funds rate during last interest rate cycle from 4Q15-4Q17**
- **18.2% cumulative deposit beta as cost of total deposits increased 41 bps trough to peak from 3Q15-3Q19**



0.32
0.28
0.28
0.51
0.66
0.25
0.07
FY 2015
FY 2016
FY 2017
FY 2018
FY 2019
FY 2020
FY 2021
Target Federal Funds Rate
Cost of Total Deposits

1. As of June 30, 2022
2. Quarterly average cost
3. Please refer to the non-U.S. GAAP information in the appendix

© 2022 Pacific Premier Bancorp, Inc. | All rights reserved

Relationship-based core deposits

- Attractive low cost and stable deposit mix reflects our relationship-based business model as non-maturity deposit costs remained low at 0.04%
- Spot cost of core deposits totaled 0.06% at June 30, 2022[3]
- 2Q22 total deposit costs increased slightly to 0.06% reflecting addition of $600 of brokered deposits
- Non-maturity deposits totaled 92% of deposits

Relationship-focused Attractive Deposit Mix



Consumer Deposits 29%
Business Deposits 71%

19

20© 2022 Pacific Premier Bancorp, Inc. | All rights reserved 4.62% 4.56% 4.46% 4.25% 4.42% 4.34% 4.29% 4.25% 4.14% 4.21% Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Reported Loan Yield Core Loan Yield NET INTEREST MARGIN 1. Please refer to non-U.S. GAAP reconciliation in appendix. Core net interest margin and core loan yield exclude accretion, gain (loss) on interest rate contract in fair value hedging relationships from net interest income, and other one-time adjustments. Cost of core deposits excludes interest expense for certificates of deposit and brokered deposits. Reported and Core Net Interest Margin 2Q NIM expansion due to higher yields, increased accretion income and prepayment fees Loan Yields Cost of Funds and Cost of Deposits Factors Affecting Net Interest Margin Increase Decrease (1) (1) 3.44% 3.51% 3.53% 3.41% 3.49% 3.22% 3.31% 3.38% 3.33% 3.33% Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Reported Net Interest Margin Core Net Interest Margin 0.08% 0.06% 0.04% 0.04% 0.06% 0.23% 0.16% 0.14% 0.15% 0.22% 0.06% 0.04% 0.03% 0.03% 0.04% Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Cost of Deposits Cost of Funds Cost of Core Deposits(1)

IRR AND LIQUIDITY MANAGEMENT

- **Disciplined approach to risk management has resulted in strong and consistent performance throughout varying economic and interest rate environments**

Proactive balance sheet management mitigates interest rate risk with a focus on long-term value creation

Proactive Balance Sheet Management

- Strategic reduction in the size and duration of the securities portfolio with $1.0 billion in cash as of June 30, 2022
- $1.2 billion of SOFR-based fixed-to-floating swaps provide $3.0 million annualized benefit to net interest income per each incremental 25 bps increase in SOFR
- Transferred $1.2 billion of AFS securities to HTM to lessen impact of interest rate volatility on AOCI
- Secured $600 million in low-cost term funding with FHLB and added $600 million in low-cost brokered deposits

Asset sensitivity has increased significantly in recent quarters with expectation for higher interest rate environment

IRR Scenario Shocks for Changes in Net Interest Income (%)[1]



Balance Sheet Actions +4.6%(1)
0.1
0.5
1.4
3.0
2.9
5.2
2.7
5.1
3Q21
4Q21
1Q22
2Q22
Up 100
Up 200

1. Assumes immediate shift in interest rates with static balance sheet in each scenario

© 2022 Pacific Premier Bancorp, Inc. | All rights reserved

21

Asset Quality & Credit Risk Management

LOAN PORTFOLIO & CECL

CECL model update

- Management adjustments applied to increasing downside risks and economic uncertainty

Allowance for Credit Losses by Loan Type

(dollars in thousands)	6/30/2022 ACL Balance	6/30/2022 % of Loans HFI
Investor loans secured by real estate		
CRE non-owner occupied	$ 37,221	1.33%
Multifamily	56,293	0.91%
Construction and land	5,436	1.64%
SBA secured by real estate[1]	2,865	6.48%
Business loans secured by real estate		
CRE owner-occupied	31,461	1.27%
Franchise real estate secured	6,530	1.68%
SBA secured by real estate[2]	5,149	7.66%
Commercial loans		
Commercial and industrial	37,048	1.61%
Franchise non-real estate secured	13,124	3.16%
SBA non-real estate secured	452	4.11%
Retail loans		
Single family residential	278	0.36%
Consumer loans	218	5.28%
ACL for Loans HFI	**$ 196,075**	**1.30%**

ACL for LHFI + Fair Value Mark

(dollars in thousands)	Balance	% of Total Loans Held for Investment
ACL for LHFI	$ 196,075	1.30%
Plus: Fair Value Mark on Acquired Loans[3]	63,631	0.42%
Total Allowance + Fair Value Mark[3]	**$ 259,705**	**1.72%**

Combined Loss Absorption Capacity

ACL for LHFI Change Attributions ($ in millions)



$197.5
($0.4)
$(2.5)
$1.5
$196.1
ACL for LHFI Balance March 31, 2022
Economic Forecast and Other Updates
Qualitative Factor
Portfolio Changes/Growth
ACL for LHFI Balance June 30, 2022
Increase
Decrease

1. SBA loans that are collateralized by hotel real property
2. SBA loans that are collateralized by real property other than hotel real property
3. Adds back the FV discount to the loans held for investment

© 2022 Pacific Premier Bancorp, Inc. | All rights reserved

23

24© 2022 Pacific Premier Bancorp, Inc. | All rights reserved ASSET QUALITY TRENDS Nonperforming Assets (% of Total Assets) Past Due Loans (% of LHFI) Classified Loans (% of Total Loans) Net Charge-offs (Recoveries) (% of Average Loans) Asset quality remain strong reflecting industry leading credit risk management Note: Dollars in millions $19.3 $20.2 $19.5 $43.7 $36.3 0.14% 0.14% 0.14% 0.30% 0.24% 2Q 2021 3Q 2021 4Q 2021 1Q 2022 2Q 2022 Past Due Loans PD Loans / Loans HFI $34.4 $35.1 $31.3 $55.3 $44.4 0.17% 0.17% 0.15% 0.26% 0.20% 2Q 2021 3Q 2021 4Q 2021 1Q 2022 2Q 2022 Nonperforming Assets NPAs / Assets $131.4 $124.5 $121.8 $122.5 $106.2 0.97% 0.89% 0.85% 0.83% 0.71% 2Q 2021 3Q 2021 4Q 2021 1Q 2022 2Q 2022 Classified Loans Classified Loans / Loans HFI $1.1 $1.8 -$1.0 $0.4 $5.2 0.01% 0.01% -0.01% 0.00% 0.04% 2Q 2021 3Q 2021 4Q 2021 1Q 2022 2Q 2022 Net Charge-offs (Recoveries) NCOs / Avg Loans

25© 2022 Pacific Premier Bancorp, Inc. | All rights reserved 3.23% 1.65% 0.20% 4.21% 0.29% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% Q1Q2Q3Q4Q1Q2Q3Q4Q1Q2Q3Q4Q1Q2Q3Q4Q1Q2Q3Q4Q1Q2Q3Q4Q1Q2Q3Q4Q1Q2Q3Q4Q1Q2Q3Q4Q1Q2Q3Q4Q1Q2Q3Q4Q1Q2Q3Q4Q1Q2Q3Q4Q1Q2 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 PPBI Peer Median CREDIT RISK MANAGEMENT Credit quality has historically outperformed peers throughout varying cycles Nonperforming Assets to Total Assets Comparison CNB Failed- Bank Acquisition 2/11/11 PDNB Failed- Bank Acquisition 4/27/12 Note: Peer group consists of Western region banks and thrifts with total assets between $5 billion and $61 billion as of March 31, 2022

26© 2022 Pacific Premier Bancorp, Inc. | All rights reserved Note: Prior to 2020, CRE Concentration Ratio defined as (Non-owner Occupied CRE + Construction + Multifamily) / Total Risk-based Capital 1. CRE Concentration Ratio in 2020 and after defined as (Non-owner Occupied CRE + Construction + Multifamily) / (Tier 1 Capital + ACL attributable to loans) CRE Concentration Ratio(1) 627% 499% 415% 372% 310% 349% 316% 336% 376% 287% 287% 275% 356% 341% 342% 332% 326% 306% 285% 385% 363% 352% 349% 352% 362% 360% 364% 364% 0% 200% 400% 600% 800% Decreased Managed Growth Grandpoint Acquisition Experience in managing CRE concentrations through multiple cycles • CRE concentrations are well-managed across the organization and stress-tested semiannually Opus Acquisition CRE TO CAPITAL CONCENTRATION RATIO

PPBI Culture and Governance

28© 2022 Pacific Premier Bancorp, Inc. | All rights reserved CULTURE AT PACIFIC PREMIER BANK Our culture is defined by our Success Attributes • Over-communicate – be transparent • Provide timely and complete information • Collaborate to make better decisions • Electronic communication is a useful tool – verbal communication is better • Results matter • Accomplish more together • Be open to achieving results in new ways • A humble, winning attitude is contagious • Improvement is incremental. Small changes over time have a significant impact • Mistakes happen. Learn from them and don’t repeat them • Be responsible for your personal and professional development • Inspect what you expect • Do the right thing, every time. • Put the organization first, not your self interest • Take responsibility for your actions • Complete truth to all stakeholders • Operate with a sense of urgency. • Be thoughtful and detail oriented • Make timely decisions • Act today • Respond to email, phone calls the same day - 100% of the time

COMMITMENT TO ESG

We are focused on transparency and continuous improvement in ESG

Environmental
ISS QualityScore: **2**

Current environmental initiatives aim to improve disclosures, evaluate climate risk, and reduce our environmental impact

- Disclosed Scope 1 and Scope 2 greenhouse gas emissions
- Established Climate Risk Working Group to oversee the Bank's approach to managing climate related risks
- Launched "Premier Green Impact" program focused on engaging employees and promoting sustainability practices within the company

Alignment to the United Nations Sustainable Development Goals ("SDGs")

Our corporate responsibility efforts across community development and corporate giving align most closely with 8 SDGs



2 ZERO HUNGER
3 GOOD HEALTH AND WELL-BEING
4 QUALITY EDUCATION
8 DECENT WORK AND ECONOMIC GROWTH
10 REDUCED INEQUALITIES
11 SUSTAINABLE CITIES AND COMMUNITIES
13 CLIMATE ACTION
16 PEACE, JUSTICE AND STRONG INSTITUTIONS

Social
ISS QualityScore: **2**

Our commitment to our communities, customers and employees is at the core of our ESG strategy[(2)]

Social Justice Initiatives

80% of charitable giving benefited minority communities

$50M Commitment to Equitable Impact Initiative

Community Support

7,418 Volunteer Hours

480+ Community Partnerships

Employee Highlights

DIVERSITY METRICS (As of 12/31/2021)



59%
Women in Entire Workforce
52%
Women in Management Roles[1]
53%
Minorities in Entire Workforce
40%
Minorities in Management Roles[1]

Governance
ISS QualityScore: **1**

Our full Board is responsible for overseeing ESG and corporate social responsibility efforts throughout our organization

- The Board's Nominating and Governance Committee, responsible for overseeing ESG program
- 50% of Board committees chaired by women
- Rose McKinney-James was appointed to the Board March 28, 2022, bringing expertise in ESG, risk management, government and regulatory affairs
- Stephanie Hsieh was appointed to the Board on July 29, 2022, bringing legal, regulatory, enterprise risk management, and corporate strategy expertise

Commitment to Continuous Improvement

- Published inaugural **Corporate Social Responsibility Report** including SASB and TCFD metrics
- Awarded an **Outstanding** rating in our last two consecutive Community Reinvestment Act (CRA) exams
- Launched a new **Premier Inclusion** program and strategy to promote initiatives related to diversity, equity and inclusion

1. Management = any individual with direct reports 2. Community Partnerships and Support and Social Justice Initiatives data is for the 12-month period ended December 31, 2021

© 2022 Pacific Premier Bancorp, Inc. | All rights reserved

29

30© 2022 Pacific Premier Bancorp, Inc. | All rights reserved Our Board continues to strengthen our corporate governance practices to enhance long-term shareholder value Board Independence • Lead Independent Director, with roles outlined in Governance Policy • All directors are independent, except for Chairman/CEO • All Board committees composed of independent directors • Independent directors conduct regular executive sessions led by the Lead Independent Director • Board and committee ability to hire outside advisors Board Practices • Annual Board, committee, and director assessments • Risk oversight and strategic planning by full Board and committees • Outside Board service limited to three additional public Boards • Board has direct access to all of our Senior Executive Officers • Independent directors evaluate CEO performance and approve CEO compensation Board Accountability • Annual election of all directors • Majority vote standard in place (uncontested elections) • Shareholders have the ability to call a special meeting with 10% support • Shareholder engagement program with feedback incorporated into Board deliberations • One class of outstanding capital stock with equal voting rights Stock Ownership / Compensation • Robust stock ownership guidelines for all Directors and Named Executive Officers • Clawback policy covering both cash and equity incentives • Maintain restrictions on hedging and pledging shares of our stock • Double trigger equity vesting provisions in place for change in control • Disciplined approach to compensation governance CORPORATE GOVERNANCE

31© 2022 Pacific Premier Bancorp, Inc. | All rights reserved Six Independent Directors Independent Director Tenure Added Since 2019 As of 12/31/21 2022 Rose McKinney-James Managing Principal, Energy Works LLC and McKinney-James & Associates Stephanie Hsieh Executive Director, Biocom California and Director, Founder, and former CEO, Meditope Biosciences, Inc. 2021 George Pereira Prior COO and CFO, Charles Schwab Investment Management Inc. 2020 Richard Thomas Prior EVP / CFO, CVB Financial Corp. 2019 Barbara Polsky General Counsel, Jiko Group, Inc. and former Partner Manatt, Phelps & Phillips, LLP 10+ Years 20% 0-4 Years 50% 5-9 Years 30% Commitment to regular refreshment to evolve our Board in line with our strategy Process Overview • Our Board is committed to annually reviewing the appropriate skills and characteristics required of directors • The Board believes in and practices diversity and inclusion - 40% of directors demonstrate gender or ethnic diversity at 12/31/2021 Key Selection Criteria  Integrity and independence  Composition of the board should reflect sensitivity to the need for diversity with respect to gender, ethnic background and experience  Substantial accomplishments, and prior or current association with institutions noted for their excellence  Demonstrated leadership ability, with broad experience, diverse perspectives and the ability to exercise sound business judgment  Banking/Financial Services Expertise  Public Company oversight experience  Significant experience in governance areas such as audit, corporate governance, enterprise risk, executive compensation practices and regulatory compliance  Special skills, expertise or background that add to and complement the range of skills including cybersecurity, data security, technology and ESG oversight  Career success that demonstrates the ability to make the kind of important and sensitive judgments that the Board is called upon to make  Availability and energy necessary to perform his or her duties as a director Our Process in Action Average Tenure 5.6 Years BOARD REFRESHMENT & EVALUATION PROCESS 2019 Jaynie Studenmund Prior Head of Retail & Business Banking, First Interstate Bank, Great Western Bank, and Home Savings

32© 2022 Pacific Premier Bancorp, Inc. | All rights reserved PPBI INVESTMENT THESIS  We have maintained a strong credit culture in both good times and bad  Emphasis on risk management has been and continues to be a key strength of our organization  Highly experienced and respected bank acquirer – 11 successful acquisitions since 2011  Financial results remain solid – strong capital ratios and core earnings  Our culture differentiates us and drives fundamentals for all stakeholders  Shareholder value is our key focus – building long-term value for our owners  Diverse Board advising on strategy, overseeing risk and ESG, and supporting long-term value creation

Appendix: Information - Non-GAAP Reconciliation

NON-U.S. GAAP FINANCIAL MEASURES

Tangible common equity to tangible assets (the "tangible common equity ratio") and tangible book value per share are non-U.S. GAAP financial measures derived from U.S. GAAP-based amounts. We calculate the tangible common equity ratio by excluding the balance of intangible assets from common stockholders' equity and dividing by tangible assets. We calculate tangible book value per share by dividing tangible common equity by common shares outstanding, as compared to book value per common share, which we calculate by dividing common stockholders' equity by common shares outstanding. We believe that this information is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios. Accordingly, we believe that these non-U.S. GAAP financial measures provide information that is important to investors and that is useful in understanding our capital position and ratios. However, these non-U.S. GAAP financial measures are supplemental and are not a substitute for an analysis based on U.S. GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures reported by other companies. A reconciliation of the non-U.S. GAAP measure of tangible common equity ratio to the U.S. GAAP measure of common equity ratio and tangible book value per share to the U.S. GAAP measure of book value per share are set forth below.

	As of December 31,										As of		
	2013	2014	2015	2016	2017	2018	2019	2020	June 30, 2021	Sept. 30, 2021	Dec. 31, 2021	March 31, 2022	June 30, 2022
Total stockholders' equity	$ 175,226	$ 199,592	$ 298,980	$ 459,740	$ 1,241,996	$ 1,969,697	$ 2,012,594	$ 2,746,649	$ 2,813,419	$ 2,838,116	$ 2,886,311	$ 2,783,018	$ 2,755,219
Less: Intangible assets	24,056	28,564	58,002	111,941	536,343	909,282	891,634	984,076	978,675	974,763	970,883	967,290	963,812
Tangible common equity	**$ 151,170**	**$ 171,028**	**$ 240,978**	**$ 347,799**	**$ 705,653**	**$ 1,060,415**	**$ 1,120,960**	**$ 1,762,573**	**$ 1,834,744**	**$ 1,863,353**	**$ 1,915,428**	**$ 1,815,728**	**$ 1,791,407**
Total assets	$ 1,714,187	$ 2,037,731	$ 2,789,599	$ 4,036,311	$ 8,024,501	$ 11,487,387	$ 11,776,012	$ 19,736,544	$ 20,529,486	$ 21,005,211	$ 21,094,429	$ 21,622,296	$ 21,993,919
Less: Intangible assets	24,056	28,564	58,002	111,941	536,343	909,282	891,634	984,076	978,675	974,763	970,883	967,290	963,812
Tangible assets	**$ 1,690,131**	**$ 2,009,167**	**$ 2,731,597**	**$ 3,924,370**	**$ 7,488,158**	**$ 10,578,105**	**$ 10,884,378**	**$ 18,752,468**	**$ 19,550,811**	**$ 20,030,448**	**$ 20,123,546**	**$ 20,655,006**	**$ 21,030,107**
Tangible common equity ratio	**8.94%**	**8.51%**	**8.82%**	**8.86%**	**9.42%**	**10.02%**	**10.30%**	**9.40%**	**9.38%**	**9.30%**	**9.52%**	**8.79%**	**8.52%**
Basic shares outstanding	16,656,279	16,903,884	21,570,746	27,798,283	46,245,050	62,480,755	59,506,057	94,483,136	94,656,575	94,354,211	94,389,543	94,945,849	94,976,605
Book value per share	$ 10.52	$ 11.81	$ 13.86	$ 16.54	$ 26.86	$ 31.52	$ 33.82	$ 29.07	$ 29.72	$ 30.08	$ 30.58	$ 29.31	$ 29.01
Less: Intangible book value per share	1.44	1.69	2.69	4.03	11.60	14.55	14.98	10.42	10.34	10.33	10.29	10.19	10.15
Tangible book value per share	**$ 9.08**	**$ 10.12**	**$ 11.17**	**$ 12.51**	**$ 15.26**	**$ 16.97**	**$ 18.84**	**$ 18.65**	**$ 19.38**	**$ 19.75**	**$ 20.29**	**$ 19.12**	**$ 18.86**

Note: All dollars in thousands, except per share data

© 2022 Pacific Premier Bancorp, Inc. | All rights reserved

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35© 2022 Pacific Premier Bancorp, Inc. | All rights reserved NON-U.S. GAAP FINANCIAL MEASURES Note: All dollars in thousands 1. Annualized Return on average tangible common equity is a non-U.S. GAAP financial measure derived from U.S. GAAP-based amounts. We calculate this figure by excluding CDI amortization expense and excluding the average CDI and average goodwill from the average stockholders’ equity during the period. We believe that this non-U.S. GAAP financial measure provides information that is important to investors and that is useful in understanding our performance. This non-U.S. GAAP financial measure is supplemental and is not a substitute for an analysis based on U.S. GAAP measures. As companies may use different calculations for this measure, this presentation may not be comparable to other similarly titled measures reported by other companies. A reconciliation of the U.S. GAAP measure of return on average equity to the non-U.S. GAAP measure of return on average tangible common equity is set forth below. 6/30/2022 3/31/2022 6/30/2021 Net Income 69,803$ 66,904$ 96,302$ Plus: amortization of intangible assets expense 3,479 3,592 4,001 Less: amortization of intangible assets expense tax adjustment 993 1,025 1,145 Net income for average tangible common equity 72,289$ 69,471$ 99,158$ Average stockholders' equity 2,764,893$ 2,864,387$ 2,747,308$ Less: average intangible assets 64,583 68,157 79,784 Less: average goodwill 901,312 901,312 900,582 Average tangible common equity 1,798,998$ 1,894,918$ 1,766,942$ Return on average equity(1) 10.10% 9.34% 14.02% Return on average tangible common equity(1) 16.07% 14.66% 22.45% Three Months Ended,

NON-U.S. GAAP FINANCIAL MEASURES

For periods presented below, efficiency ratio is a non-U.S. GAAP financial measure derived from U.S. GAAP-based amounts. This figure represents the ratio of noninterest expense less other real estate owned operations, amortization of intangible assets expense, and merger-related expense to the sum of net interest income before provision for loan losses and total noninterest income, less gain/(loss) on sale of securities, other income – security recoveries, and gain/(loss) on sale of other real estate owned. Management believes that the exclusion of such items from this financial measures provides useful information to gain an understanding of the operating results of our core business. This non-U.S. GAAP financial measure is supplemental and is not a substitute for an analysis based on U.S. GAAP measures. As companies may use different calculations for this measure, this presentation may not be comparable to other similarly titled measures reported by other companies. A calculation of the non-U.S. GAAP measure of efficiency ratio is set forth below.

	FY 2013	FY 2014	FY 2015	FY 2016	FY 2017	FY 2018	FY 2019	FY 2020	FY 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022
Total noninterest expense	$ 50,815	$ 54,938	$ 73,332	$ 98,063	$ 167,958	$ 249,905	$ 259,065	$ 381,119	$ 380,277	$ 94,496	$ 96,040	$ 97,252	$ 97,648	$ 98,974
Less: amortization of intangible assets expense	764	1,014	1,350	2,039	6,144	13,594	17,245	17,072	15,936	4,001	3,912	3,880	3,592	3,479
Less: Merger-related expense	6,926	1,490	4,799	4,388	21,002	18,454	656	49,129	5	-	-	-	-	-
Less: Other real estate owned operations, net	618	75	121	385	72	4	160	1	-	-	-	-	-	-
Noninterest expense, adjusted	**$ 42,507**	**$ 52,359**	**$ 67,062**	**$ 91,251**	**$ 140,740**	**$ 217,853**	**$ 241,004**	**$ 314,917**	**$ 364,336**	**$ 90,495**	**$ 92,128**	**$ 93,372**	**$ 94,056**	**$ 95,495**
Net interest income	$ 58,444	$ 73,635	$ 106,299	$ 153,075	$ 247,502	$ 392,711	$ 447,301	$ 574,211	$ 662,374	$ 160,934	$ 169,069	$ 170,719	$ 161,839	$ 172,765
Plus: Total noninterest income	8,811	13,377	14,388	19,602	31,114	31,027	35,236	71,325	107,850	26,729	30,100	27,281	25,894	22,193
Less: Net gain (loss) from investment securities	1,544	1,547	290	1,797	2,737	1,399	8,571	13,882	16,906	5,085	4,190	3,585	2,134	(31)
Less: Other income - security recoveries[1]	(4)	(29)	-	(205)	1	4	2	2	10	6	1	1	-	-
Less: Net gain (loss) from other real estate owned	-	-	-	18	46	281	52	(112)	-	-	-	-	-	-
Less: Net gain (loss) from debt extinguishment	-	-	-	-	-	-	(612)	-	(180)	(647)	970	-	-	-
Revenue, adjusted	**$ 65,715**	**$ 85,494**	**$ 120,397**	**$ 171,067**	**$ 275,832**	**$ 422,054**	**$ 474,524**	**$ 631,764**	**$ 753,488**	**$ 183,219**	**$ 194,008**	**$ 194,414**	**$ 185,599**	**$ 194,989**
Efficiency Ratio	**64.7%**	**61.3%**	**55.9%**	**53.6%**	**51.0%**	**51.6%**	**50.8%**	**49.8%**	**48.4%**	**49.4%**	**47.5%**	**48.0%**	**50.7%**	**49.0%**

Note: All dollars in thousands

1. Losses from 2013-2016 related to Other Than Temporary Impairment

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NON-U.S. GAAP FINANCIAL MEASURES

Pre-provision net revenue is a non-U.S. GAAP financial measure derived from U.S. GAAP-based amounts. We calculate pre-provision net revenue by excluding income tax, provision for credit losses, and merger-related expenses from net income. Management believes that the exclusion of such items from this financial measures provides useful information to gain an understanding of the operating results of our core business. This non-U.S. GAAP financial measure is supplemental and is not a substitute for an analysis based on U.S. GAAP measures. As companies may use different calculations for this measure, this presentation may not be comparable to other similarly titled measures reported by other companies. A calculation of the non-U.S. GAAP measure of pre-provision net revenue is set forth below.

	FY 2013	FY 2014	FY 2015	FY 2016	FY 2017	FY 2018	FY 2019	FY 2020	FY 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022
Interest income	$ 63,800	$ 81,339	$ 118,356	$ 166,605	$ 270,005	$ 448,423	$ 526,107	$ 630,726	$ 696,739	$ 170,692	$ 176,047	$ 177,006	$ 168,546	$ 183,226
Interest expense	5,356	7,704	12,057	13,530	22,503	55,712	78,806	56,515	34,365	9,758	6,978	6,287	6,707	10,461
Net interest income	58,444	73,635	106,299	153,075	247,502	392,711	447,301	574,211	662,374	160,934	169,069	170,719	161,839	172,765
Noninterest income	8,811	13,377	14,388	19,602	31,114	31,027	35,236	71,325	107,850	26,729	30,100	27,281	25,894	22,193
Revenue	67,255	87,012	120,687	172,677	278,616	423,738	482,537	645,536	770,224	187,663	199,169	198,000	187,733	194,958
Noninterest expense	50,815	54,938	73,332	98,063	167,958	249,905	259,065	381,119	380,277	94,496	96,040	97,252	97,648	98,974
Add: Merger-related expense	6,926	1,490	4,799	4,388	21,002	18,454	656	49,129	5	-	-	-	-	-
Pre-provision net revenue	**$ 23,366**	**$ 33,564**	**$ 52,154**	**$ 79,002**	**$ 131,660**	**$ 192,287**	**$ 224,128**	**$ 313,546**	**$ 389,952**	**$ 93,167**	**$ 103,129**	**$ 100,748**	**$ 90,085**	**$ 95,984**
Pre-provision net revenue(1)	**$ 23,366**	**$ 33,564**	**$ 52,154**	**$ 79,002**	**$ 131,660**	**$ 192,287**	**$ 224,128**	**$ 313,546**	**$ 389,952**	**$ 372,668**	**$ 412,516**	**$ 402,992**	**$ 360,340**	**$ 383,936**
Average Assets	**$ 1,441,555**	**$ 1,827,935**	**$ 2,621,545**	**$ 3,601,411**	**$ 6,094,883**	**$ 9,794,917**	**$11,546,912**	**$16,817,242**	**$20,492,402**	**$20,290,415**	**$20,804,903**	**$20,867,005**	**$20,956,791**	**$21,670,153**
PPNR / Average Assets	**1.62%**	**1.84%**	**1.99%**	**2.19%**	**2.16%**	**1.96%**	**1.94%**	**1.86%**	**1.90%**	**0.46%**	**0.50%**	**0.48%**	**0.43%**	**0.44%**
PPNR / Average Assets(1)	**1.62%**	**1.84%**	**1.99%**	**2.19%**	**2.16%**	**1.96%**	**1.94%**	**1.86%**	**1.90%**	**1.84%**	**1.98%**	**1.93%**	**1.72%**	**1.77%**

Note: All dollars in thousands
1. Annualized

© 2022 Pacific Premier Bancorp, Inc. | All rights reserved

37

NON-U.S. GAAP FINANCIAL MEASURES

Core net interest income and core net interest margin are non-U.S. GAAP financial measures derived from U.S. GAAP-based amounts. We calculate core net interest income by excluding scheduled accretion income, accelerated accretion income, premium amortization on CD, nonrecurring nonaccrual interest paid, and gain (loss) on interest rate contract in fair value hedging relationships from net interest income. The core net interest margin is calculated as the ratio of core net interest income to average interest-earning assets. Management believes that the exclusion of such items from this financial measure provides useful information to gain an understanding of the operating results of our core business.

Core loan interest income and core loan yields are non-U.S. GAAP financial measures derived from U.S. GAAP-based amounts. We calculate core loan interest income by excluding scheduled accretion income, accelerated accretion income, nonrecurring nonaccrual interest paid, and gain (loss) on interest rate contract in fair value hedging relationships from net interest income. The core loan yield is calculated as the ratio of core loan interest income to average loans. Management believes that the exclusion of such items from this financial measure provides useful information to gain an understanding of the operating results of our core business.

	FY 2013	FY 2014	FY 2015	FY 2016	FY 2017	FY 2018	FY 2019	FY 2020	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022
Net interest income	$ 58,444	$ 73,635	$ 106,299	$ 153,075	$ 247,502	$ 392,711	$ 447,301	$ 574,211	$ 160,934	$ 169,069	$ 170,719	$ 161,839	$ 172,765
Less: Accretion income	3,241	1,927	4,387	9,178	12,901	16,082	20,609	33,180	9,487	9,446	7,867	5,940	7,544
Less: Premium amortization on CD	139	143	200	411	969	1,551	521	6,443	942	390	183	96	60
Less: Nonrecurring nonaccrual interest paid	-	-	-	-	-	380	470	(95)	(216)	(74)	349	(356)	48
Less: gain (loss) on fair value hedgeing relationships	-	-	-	-	-	-	-	-	-	-	(819)	(1,667)	128
Core net interest income	**$ 55,064**	**$ 71,565**	**$ 101,712**	**$ 143,486**	**$ 233,632**	**$ 374,698**	**$ 425,701**	**$ 534,683**	**$ 150,721**	**$ 159,307**	**$ 163,139**	**$ 157,826**	**$ 164,985**
Average interest-earning assets	**$ 1,399,806**	**$ 1,750,871**	**$ 2,503,009**	**$ 3,414,847**	**$ 5,583,774**	**$ 8,836,075**	**$ 10,319,552**	**$ 15,373,474**	**$ 18,783,803**	**$ 19,131,172**	**$ 19,173,458**	**$ 19,240,232**	**$ 19,876,806**
Net interest margin	**4.18%**	**4.21%**	**4.25%**	**4.48%**	**4.43%**	**4.44%**	**4.33%**	**3.74%**	**3.44%**	**3.51%**	**3.53%**	**3.41%**	**3.49%**
Core net interest margin	**3.93%**	**4.09%**	**4.06%**	**4.20%**	**4.18%**	**4.24%**	**4.13%**	**3.48%**	**3.22%**	**3.30%**	**3.38%**	**3.33%**	**3.33%**

	FY 2013	FY 2014	FY 2015	FY 2016	FY 2017	FY 2018	FY 2019	FY 2020	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022
Loan interest income	$ 58,089	$ 75,751	$ 111,097	$ 157,935	$ 251,027	$ 415,410	$ 485,663	$ 577,558	$ 152,365	$ 157,025	$ 157,418	$ 150,604	$ 164,455
Less: Loan accretion	3,241	1,927	4,387	9,178	12,901	16,082	20,609	33,180	9,487	9,446	7,867	5,940	7,544
Less: Nonrecurring nonaccrual interest paid	-	-	-	-	-	380	470	(95)	(216)	(74)	349	(356)	48
Less: gain (loss) on fair value hedgeing relationships	-	-	-	-	-	-	-	-	-	-	(819)	(1,667)	128
Core loan interest income	**$ 54,848**	**$ 73,824**	**$ 106,710**	**$ 148,757**	**$ 238,126**	**$ 398,948**	**$ 464,584**	**$ 544,473**	**$ 143,094**	**$ 147,653**	**$ 150,021**	**$ 146,687**	**$ 156,735**
Average loans	**$ 1,039,654**	**$ 1,424,727**	**$ 2,061,788**	**$ 2,900,379**	**$ 4,724,808**	**$ 7,527,004**	**$ 8,768,389**	**$ 11,819,898**	**$ 13,216,973**	**$ 13,660,242**	**$ 14,005,836**	**$ 14,371,588**	**$ 14,919,182**
Loan yield	**5.59%**	**5.32%**	**5.39%**	**5.45%**	**5.31%**	**5.52%**	**5.54%**	**4.89%**	**4.62%**	**4.56%**	**4.46%**	**4.25%**	**4.42%**
Core loan yield	**5.28%**	**5.18%**	**5.18%**	**5.13%**	**5.04%**	**5.30%**	**5.30%**	**4.61%**	**4.34%**	**4.29%**	**4.25%**	**4.14%**	**4.21%**

Note: All dollars in thousands

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39© 2022 Pacific Premier Bancorp, Inc. | All rights reserved NON-U.S. GAAP FINANCIAL MEASURES Cost of core deposits is a non-GAAP financial measure derived from GAAP based amounts. Cost of core deposits is calculated as the ratio of core deposit interest expense to average core deposits. We calculate core deposit interest expense by excluding interest expense for certificates of deposit and brokered deposits from total deposit expense, and we calculate average core deposits by excluding certificates of deposit and brokered deposits from total deposits. Management believes cost of core deposits is a useful measure to assess the Company's deposit base, including its potential volatility. Note: All dollars in thousands Q2 2022 Q1 2022 Q2 2021 Total deposits interest expense 2,682$ 1,673$ 3,265$ Less: certificates of deposit interest expense 607 530 839 Less: brokered deposit interest expense 327 1 7 Core deposits expense 1,748$ 1,142$ 2,419$ Total average deposits 17,752,727$ 17,280,306$ 16,736,065$ Less: average certificates of deposit 922,784 1,047,451 1,294,544 Less: average brokered deposits 85,131 5,553 6,905 Average core deposits 16,744,812$ 16,227,302$ 15,434,616$ Cost of core deposits 0.04% 0.03% 0.06%